As filed with the Securities and Exchange Commission on November 20, 2009

Registration No. 333-157919

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

Massachusetts	04-3039129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

130 Waverly Street

Cambridge, Massachusetts 02139

(617) 444-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew W. Emmens
Chief Executive Officer

Vertex Pharmaceuticals Incorporated

130 Waverly Street, Cambridge, Massachusetts 02139

(617) 444-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Michael L. Fantozzi, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center, Boston, Massachusetts 02111 (617) 542-6000	Kenneth S. Boger, Esq. Senior Vice President and General Counsel Vertex Pharmaceuticals Incorporated 130 Waverly Street, Cambridge, Massachusetts 02139 (617) 444-6100

Approximate Date of Commencement of Proposed Sale to the Public: No longer applicable because the securities are being removed from registration.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

                Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

On March 13, 2009, a Registration Statement on Form S-3 (Registration No. 333-157919) (the “Registration Statement”) was filed by us with respect to the resale of an aggregate of 10,733,527 shares of our common stock, par value $.01 per share (the “Securities”).  The Registration Statement was filed by us for the benefit of holders of the Securities, which were granted registration rights pursuant to the Resale Registration Rights Agreement, dated March 12, 2009 (the “Agreement”).

We are no longer required to maintain the effectiveness of the Registration Statement pursuant to the terms of the Agreement.  In accordance with the terms of the Agreement and with our undertaking under Regulation S-K Item 512(a)(3), we are filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration all Securities not sold by the holders pursuant to the Registration Statement. Accordingly, we hereby request that upon the effectiveness of this Post-Effective Amendment No. 1 to the Registration Statement, such Securities be removed from registration.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements to file this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, The Commonwealth of Massachusetts, on November 20, 2009.

VERTEX PHARMACEUTICALS INCORPORATED

By:	/s/ Ian F. Smith
Ian F. Smith
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	*	Chairman, Chief Executive Officer and President (principal executive officer)	November 20, 2009
Matthew W. Emmens

By:	/S/ IAN F. SMITH	Executive Vice President and Chief Financial Officer (principal financial officer)	November 20, 2009
Ian F. Smith

By:	*	Vice President and Corporate Controller (principal accounting officer)	November 20, 2009
Paul M. Silva

By:	*	Director	November 20, 2009
Joshua S. Boger

By:	*	Director	November 20, 2009
Roger W. Brimblecombe

By:	*	Director	November 20, 2009
Stuart J. Collinson

By:	*	Director	November 20, 2009
Eugene H. Cordes

By:		Director	November 20, 2009
Jeffrey Leiden

By:	*	Director	November 20, 2009
Bruce I. Sachs

By:	*	Director	November 20, 2009
Charles A. Sanders

By:	*	Director	November 20, 2009
Elaine S. Ullian

By:		Director	November 20, 2009
Dennis Winger

*   By executing his name hereto, Ian F. Smith is signing this document on behalf of the persons indicated above by the powers of attorney duly executed by these persons and filed with the Securities and Exchange Commission.

By:	/s/ Ian F. Smith
Attorney-in-fact

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